THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSED ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


Void after 5:00 P.M., New York City time, on March 31, 2001




                WARRANT TO PURCHASE 40,000 SHARES OF COMMON STOCK

                                       OF

                          INDEX STOCK PHOTOGRAPHY, INC.


                  This is to certify that, for value received, , or assigns (the "Holder" or "Holders") is entitled to purchase, subject to the provisions of this warrant, from Index Stock Photography, Inc., a Delaware corporation (the "Company"), Forty Thousand (40,000) shares (the "Warrant Shares" or the "Shares") of the common stock of the Company (the "Common Stock"), at an exercise price of $4.00 per share, exercisable prior to March 31, 2001. This Warrant shall not be exercisable after 5:00 P.M., New York City time, on March 31, 2001 (which shall be referred to herein as the "Exercise Term"), subject to adjustment as set forth hereinafter. This warrant, and any warrant resulting from a transfer or subdivision of this warrant shall sometimes hereinafter be referred to as a "Warrant." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in Section 6 below.

                  1. Exercise of Warrant. Each Warrant shall entitle the Holder thereof to purchase one share of Common Stock at the exercise price of $4.00 per share, subject to adjustment as provided for in Section 6 below. This Warrant may also be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof and continuing through the last day of the Exercise Term, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the exercise price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time, not to exceed five (5) business days following the exercise of this Warrant. In the event that the Company shall declare any dividend prior to the exercise of this Warrant, whether payable in cash, stock or property of the Company, then in such event, upon the exercise of each warrant, the Company shall, in addition to the Warrant Shares deliverable upon such exercise, also deliver to the holder the dividends that such holder would have received had this Warrant been exercised prior to the declaration of such dividend.

                  2. Reservation and Listing of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.
                  3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.
                  4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable hereunder. Subject to
Section 8 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise hereof.
                  6. Stock Splits and Other Combinations. In case the Company shall at any time effect any stock splits or any proportionate adjustment of its capital stock, the exercise price shall forthwith be proportionately increased or decreased. The holder of this Warrant has been advised by the Company that the Company has entered into a letter of intent with Kaufman Bros. L.P., which letter of intent contemplates a public offering of the securities of the Company. There can be no assurance that such offering will occur, although the Holder has been advised and acknowledges that the letter of intent contemplates a reverse stock split that would result in an adjustment in the number of shares issuable hereunder and the exercise price per share payable by the Holder upon such exercise.
                           (a)      Adjustment in Number of Shares.
                  (i) Upon each adjustment of the exercise price pursuant to the provisions of this Section 6, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the exercise price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted exercise price.

                  (b) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the exercise price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants. The Exercise Term shall not be modified or otherwise affected by any of the aforementioned transactions and the terms of any such transactions cannot require the holder of this Warrant to exercise this Warrant prior to the Exercise Term in order for the holder to have the right to purchase the kind and number of shares of stock and other securities and property receivable upon any such reclassification, change, consolidation, merger, sale or conveyance as hereinabove referred to. 5

                  (c) Fractional Shares. As to any fraction of a share which the holder of this Warrant would be entitled to purchase upon exercise of this Warrant, the Company shall pay, in lieu of such fractional interest, an amount in cash equal to the current market value of such fractional interest, to the nearest one-hundredth of a share computed on the basis of the Market Price, as set forth below. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant. 7. Definition of "Common Stock." For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, $.0001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 6 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 6 hereof and all other provisions of this Warrant with respect to common Stock shall apply on like terms to any such other shares or other securities.

                  8. Transfer to Comply with the Act. This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:
                  a. to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933 (the "Act") and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; or
                  b. to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.
                  9. Legend. This Warrant and the shares of Common Stock to be issued upon exercise of this Warrant shall not be registered under the Act, except as otherwise herein expressly provided. Subject to an effective registration statement under the Act as provided for in Section 10 hereof, all certificates representing Common Stock issued upon exercise of this Warrant shall bear a restrictive legend containing the following language:

                  THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                  10.  Registration Under the Securities Act of 1933.

                  The shares of common stock issuable upon exercise of this Warrant ("Registrable Securities") shall be included in the first registration statement (other than in connection with a merger or pursuant to Form S-8 or other comparable Form) filed by the Company with the Securities and Exchange Commission in order that such shares shall be registered for sale to the public, as hereinafter provided for.
                  If the Company at any time proposes to register any of its securities under the 1933 Act (other than pursuant to Form S-4, S-8 or other comparable forms), the Company shall include the Registerable Securities in such registration statement. The Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of such Holder's rights under such proposed registration, and upon the request of such Holder delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the Registerable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registerable Securities held by each such Holder requested to be included in such registration; provided, however, that if, at any time after giving such written notice of the Company's intention to register any of the Holder's Registerable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Registerable Securities, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registerable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registerable Securities for the same period as the delay in respect of securities being registered for the Company's own account. The Holder shall not be required to give any notice in connection with the Company's next public offering, in which case, the Registerable Securities shall be automatically included in the Registration Statement.

                  The Holder will cooperate with the Company in all respects in connection with such registration and the provisions of this Section 10 hereof, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities.
                  If and whenever the Company is required by any of the provisions of this Section 10 to use its best efforts to effect the registration of any of the Registerable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Section 10), as expeditiously as possible:
                  (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain current until all the Registerable Securities are sold or become capable of being publicly sold without registration under the 1933 Act.
                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Act);

                  (iii) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;
                  (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (v) use its best efforts to list such securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;
                  (vi) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;
                  (vii) notify the Holder of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and
                  (viii) furnish, at the request of the Holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such letters.
                    The Holder agrees that the Holder shall not sell or transfer any of the Registerable Securities for a period of twelve months from the Effective Date of any registration statement in which such shares are included, in the event that the shares of the Company being included in such registration statement are being underwritten by one or more underwriters, unless such sale or transfer by the Holder shall be made with the prior written approval of the managing underwriter of such offering by the Company, provided that such managing underwriter shall be required to exercise its discretionary authority respecting such approval in a manner that grants to each holder of the Company's warrants of even date and expiring March 31, 2001 the same rights and privileges with respect to any approval to transfer or sell such shares. In connection with the filing of any such registration statement, and as a condition of the inclusion therein of the Registrable Securities, the Holder shall confirm in writing the Holder's acceptance of the foregoing condition, in such form as the underwriter thereof may reasonably require.

                  All expenses incurred in any registration of the Holder's Registerable Securities hereunder shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holder's Registerable Securities under federal and State securities laws ; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registerable Securities sold in the Offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel if the Company's counsel is representing any or all selling security holders, if any.
                  In the event any Registerable Securities are included in a registration statement pursuant to this Warrant:

                  Without limitation of any other indemnity provided to the Holder, either in connection with the proposed public offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless the Holder, the affiliates, officers, directors and partners of the Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse the Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any the Holder or any other officer, director or controlling person thereof.

                  The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company, the affiliates, officers or directors or partners, underwriters or controlling persons for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any statements or information provided by the Holder to the Company in connection with the offer or sale of Registerable Securities.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party hereunder deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party hereunder only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than hereunder.

                  If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registerable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

                  The indemnification provided hereby shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Warrant.

                  11.      Notices.
                  All communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                  (a) If to the Company, at:
                           Index Stock Photography, Inc.
                           126 Fifth Avenue
                           New York, New York  10011
                           Att:  Bahar Gidwani, Chief Executive Officer

                           with a copy to:

            Schneck Weltman Hashmall & Mischel LLP
                           1285 Avenue of the Americas
                           New York, New York 10019
                           Attention: Arthur M. Schneck, Esq.

or at such other address as may have been furnished in writing to the Holder of the Registrable Securities at the time outstanding, or
                  (b) if to the Holder of any Registrable Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.
                  Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

                  12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domicile of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Warrant.
                  13. Invalidity of Provisions. If any provision of this Warrant is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
                  14. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
                  15. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Holder shall inure to the benefit of his successors and assigns hereunder.
                  16. Termination. This Warrant will terminate on any earlier date when it has been entirely exercised and all the Shares issuable upon exercise of this Warrant have been resold to the public.

                  17. Entire Agreement; Amendment; Waiver. This Warrant sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

                                       INDEX STOCK PHOTOGRAPHY, INC.


                                       By:
                                           ----------------------------------
                                             Name: Bahar Gidwani
                                            Title: Chief Executive Officer

                          INDEX STOCK PHOTOGRAPHY, INC.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_________________________________________________________________

_______________________________________________________________________________
(Name and address of assignee must be printed or typewritten) the rights of the undersigned represented by this Warrant, to the extent of ( ) shares of Common Stock, $.01 par value, of Index Stock Photography, Inc. (the "Company") hereby irrevocably constituting and appointing Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated:__________________________________ , 199   ______________________________
                                                 Signature of Registered Holder


Signature Guaranteed:


_________________________



                             Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever.

                          INDEX STOCK PHOTOGRAPHY, INC.

                                  PURCHASE FORM



Index Stock Photography, Inc.

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, shares of Common Stock, $.01 par value per share, of Index Stock Photography, Inc. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of:_______________________________________________


_______________________________________________________________________________
(Please print name, address and social security number) and, if said number of Shares shall not be all the Share purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:____________________________ , 199__       ______________________________
                                                 Signature of Registered Holder




Name of Warrantholder or Assignee:____________________________________________
                                                     (Please print)

Address:__________________________________________________________________

__________________________________________________________________________

Signature:________________________________________________________________


Signature Guaranteed:


_________________________



                             Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.